CERTIFICATIONS PURSUANT TO SECTION 906
EX-99.906 CERT

                                 CERTIFICATION

R. Jay Gerken, Chief Executive Officer, and Richard Peteka, Chief Financial Officer of Smith Barney Investment Trust - Smith Barney Large Capitalization Growth Fund (the "Registrant"), each certify to the best of his or her knowledge that:

                  1. The Registrant's periodic report on Form N-CSR for the
            period ended May 31, 2003 (the "Form N-CSR") fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

                  2. The information contained in the Form N-CSR fairly
            presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer                     Chief Financial Officer
Smith Barney Investment Trust -             Smith Barney Investment Trust -
Smith Barney Large Capitalization           Smith Barney Large Capitalization
Growth Fund                                 Growth Fund

/s/ R. Jay Gerken                           /s/ Richard Peteka
----------------------------                ------------------------------------
R. Jay Gerken                               Richard Peteka
Date: July 31, 2003                         Date: July 31, 2003

A signed original of this written statement required by Section 906, or document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Smith Barney Investment Trust - Smith Barney Large Capitalization Growth Fund and will be retained by Smith Barney Investment Trust - Smith Barney Large Capitalization Growth Fund and furnished to the Securities and Exchange Commission or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Form N-CSR with the Commission.